NASDAQ: FBIZ Investor Presentation Fourth Quarter 2025

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy, which may affect FBIZ’s credit quality, revenue, and business operations; (ii) Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters; (iii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iv) Increases in defaults by borrowers and other delinquencies; (v) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (vi) Fluctuations in interest rates and market prices; (vii) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (viii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (ix) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (x) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans.; (xi) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject FBIZ and the Bank to increased government regulation and supervision,; (xii) the proportion of FBIZ’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk,; and (xiii) FBIZ may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risks could cause actual results to differ materially from what we have anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect FBIZ’s future results, please see FBIZ’s annual report on Form 10‐K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

Table of Contents Page 4 5 6 11 21 28 Q4 2025 Results Company Snapshot Strategic Plan Why FBIZ? Drivers of Growth & Profitability Appendix

Highlights Q4 2025 Full Year PTPP Earnings +15% Continued loan and deposit growth and diversified fee income sources drove 15% annual growth in pre-tax, pre-provision earnings and 14% annual growth in net income. Efficiency 56.61% Efficiency ratio improved to 56.61%. Efficiency ratio for the full year was 58.78% compared to 60.61% for 2024, producing positive operating leverage for the fourth consecutive year. Loans +5% Loans grew 4.6% annualized from the linked quarter and 8.4% year-over-year. Loan growth was muted by elevated payoffs in the second half of 2025 Core Deposits +12% NIM 3.53% Included a 10 bp impact of non-accrual reversals in the quarter. Net interest margin was 3.63% excluding this item, compared to 3.68% in the linked quarter, reflecting effective match funding strategy and pricing discipline. Dividend +17% Quarterly cash dividend was increased 17%, to $0.34 per share, marking the 14th consecutive annual increase. TBVPS +16% Tangible book value per share grew 15.9% annualized from the linked quarter and 13.7% from Q4 2024. Core deposits grew 12.5% annualized from the linked quarter and 11.5% from Q4 2024. Core deposit funding mix improved to 74.7% from 71.5% in the linked quarter.

Build long‐term shareholder value as an entrepreneurial banking partner that drives success for businesses, investors, and our communities. We serve business executives, entrepreneurs, and high net worth individuals through Business Banking, Private Wealth, and Bank Consulting. Our commercial banking focuses on Midwest markets, while our niche C&I businesses have a national reach. Through our headquarters in Madison, WI we offer an efficient, scalable model with one bank location in each of our markets, and exceptional digital capabilities. $475 Million MARKET CAP1 $4.1 Billion TOTAL ASSETS3 $3.8 Billion ASSETS UNDER MGMT & ADMIN3 NASDAQ: FBIZ FBIZ BUSINESS BANKING2 FBIZ PRIVATE WEALTH Madison, WI Market capitalization as of 1/29/2026. 2. Consists of all on-balance sheet assets for First Business Financial Services, Inc. on a consolidated basis. 3. Data as of 12/31/2025.

Strategic Plan FIVE YEAR

DEPOSITS OPERATIONAL EXCELLENCE PROFITABILITY FUTURE-READY TALENT CULTURE Protect and strengthen our culture Grow our core deposits Achieve sustainable profitability and growth Thrive in the workplace of the future Improve efficiency and enhance client experience Five Year Strategic Plan 01 02 03 04 05 First Business Bank's unique model and culture will foster innovative and engaged team members who develop deep client relationships and deliver exceptional results for all stakeholders. 2024-2028

Deliver above-average total shareholder return compared to peer median ROATCE and TBV/share are non-GAAP measurements. Refer to the non-GAAP reconciliation schedule of the Company’s Q4 earnings release for additional detail. Represents data from the 2025 employee engagement survey. Net promoter score assesses likelihood to recommend on an 11‐point scale, where detractors (scores 0‐6) are subtracted from promoters (scores 9‐10), while passives (scores 7‐8) are not considered. See appendix for additional information on the source of the net promoter score. Represents data from the 2025 survey. Goals & Progress STRATEGIC PLAN 2024-2028 Goals 2024‐2028 2024 2025 ROATCE1 ≥15% by 2028 15.4% 15.3% TBV Growth1 ≥10% per year 15.0% 13.7% Revenue Growth ≥10% per year 6.6% 9.7% Efficiency Ratio <60% by 2028 60.61% 58.78% Core Deposits to Total Funding ≥75% 71% 75% Employee Engagement & Participation2 ≥85% 86% 85% Net Promoter Score3 ≥70 70 78

Total Shareholder Return Above Peer Group Median Despite recent outperformance, Price/LTM EPS remains below peers Note: Peer Group defined as publicly traded banks with total assets between $1.75 billion and $7.0 billion. 1‐Year, 3‐Year, and 5‐Year TSR is through 12/31/2025. Data as of 12/31/2025.

FBIZ initiated trading on October 7, 2005. Source: S&P Capital IQ Total Shareholder Return Since IPO outperformed PRIMARY BANKING INDICES SINCE 2005 IPO 589% 199% 189% 140% 92%

Why FBIZ?

Our Historic & Ongoing Growth Supports Earnings Power Differentiated Loan Growth Capabilities History of consistent double-digit growth Growth is C&I focused and diversified Solid credit quality due to deep client relationships, strong underwriting, and niche lending expertise GROWING PROFITABILITY 10% 5-year Loan CAGR 2020-2025 Strong & Stable Deposit Franchise Track record of double‐digit growth driven by deep client relationships Stable and strong NIM in a challenging environment Deposit‐centric culture led by treasury management sales also drives meaningful service charge income Growing Profitability Profile Significant fee revenue contribution from Private Wealth business History of double‐digit top line revenue growth History of long‐term positive operating leverage Consistent double‐digit TBV growth 10% 5-year Core Deposit CAGR 2020-2025 12% 5-year TBV/Share CAGR 2020-2025

Operating Income Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income, including service fees from our Private Wealth Management business which comprises 46% of total non‐interest income Strategic investments drive growth while maintaining positive long‐term operating leverage Strong earnings power reflected 2025 ROATCE of 15.3%. Note: Net interest income is the sum of "Adjusted Net Interest Income", “Other Interest Income”, and "Fees in Lieu of Interest". Non-interest income is the sum of "Private Wealth Management Service Fees", "Other Fee Income", "Service Charges", "SBA Gains", and "Swap Fees". 1 ""Net Operating Income" is a non-GAAP measurement. See appendix for non-GAAP reconciliation schedules. 2 "Net Tax Credits" represent management's estimate of the after-tax contribution related to the investment in tax credits as of the reporting period disclosed. Balanced and Steady Growth OPERATING FUNDAMENTALS DRIVE EARNINGS POWER

Peer Group defined as publicly‐traded banks with total assets between $1.75 billion and $7.0 billion. Margin Strength Through Rate Cycles MATCH-FUNDING STRATEGY BETTER POSITIONS BALANCE SHEET FOR RATE CHANGES

Disciplined Interest Rate Risk Management FLOATING RATE PORTFOLIO Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank’s SOFR‐indexed and managed rate non‐maturity deposit portfolio. 60% of portfolio as of 12/31/25: METHODICAL APPROACH Typically individually match‐fund loans with maturities over 5 years and amounts greater than $5MM. Portfolio match‐funding in various terms against the fixed‐rate loan portfolio with maturities under 5 years and amounts less than $5MM. ~$10‐$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match‐funding strategy. Loans Deposits SOFR: $1.560 B SOFR: $792 MM Prime: $440 MM Managed rate, non‐maturity: $1.217 B TOTAL = $2.000 B TOTAL = $2.009 B FIXED RATE PORTFOLIO Wholesale funding used to match maturities and cash flows on long‐term fixed rate loans. This locks in interest rate spread and maintains greater stability in net interest margin. 40% of portfolio as of 12/31/25

Consistent, Positive Operating Leverage HISTORY OF GROWING REVENUES FASTER THAN EXPENSES We aim to achieve 10% revenue growth on an annual basis, with positive operating leverage1 Strategic initiatives directed toward revenue growth and operating efficiency through use of technology have generated positive operating leverage on an annual basis Operating revenue 5‐year CAGR of 10.1% outpaces operating expense 5‐year CAGR of 8.6% Initiatives include: Expanding higher‐yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing our commercial banking market share outside of Madison Scaling our Private Wealth management business in our less mature commercial banking markets Robotic process automation implementation AI usage discovery and roll out 5-Year Average2 FBIZ = 2.76% Peer = 0.02% Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses FBIZ and peer average data is average of 2020-2025

Strong Business Banking Revenue Profile Fee income comprised 19% of operating revenue for year-to-date 2025 and 2024, outperforming peers  As a business-only bank, we’ve achieved this outperformance without the revenue stream of a residential mortgage or consumer business Growing contribution from Private Wealth is an annuity-like driver Robust fee income generation contributes to our strong ratio of Revenue per FTE, which has been 30 to 40% above our peers over the past five years Outperformance driven by high-quality, high-producing talent and successful investments for growth and efficiency EFFICIENT REVENUE GROWTH AND DIVERSIFICATION DIFFERENTIATES FROM PEERS Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. 1. “FTE” = Full time equivalent employees. FTE peer data not yet available for 4Q 25. September ’25 YTD is annualized.

Growth And Profitability Exceeds Peers TLR GROWTH AND EFFICIENT CAPITAL MANAGEMENT DRIVES STRONG PROFITABILITY Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. FBIZ =5-Year Average2 10.1% Peer = 6.3% FBIZ =5-Year Average2 15.7% Peer = 12.9%

Track Record of Superior Growth 2025 EPS grew 14% over 2024, exceeding our long-term, annual goal of 10% earnings growth, even after following a robust year of 20% EPS growth in 2024 History of double-digit annual growth reflects long-term success in achieving: Steady and consistent balance sheet expansion Diversified revenue streams Efficient investment and expense management Favorable asset quality History of double-digit Long-term EPS growth, Outperforming peers Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion.

Shareholder Value Creation A HISTORY OF STEADY, CONSISTENT TBV AND DIVIDEND GROWTH THROUGH ECONOMIC AND INTEREST RATE CYCLES TBV 5YR CAGR = 12% Div/Share 5YR CAGR = 11% Announced a 17% dividend increase for 2026, marking 14th consecutive annual increase

Drivers of Growth & Profitability

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incented to fund their loan production with deposit growth goals Goal is 10% annual deposit and loan growth Total payoffs in 2025 exceeded 2024 levels by almost $70 million Full year 2025 total loan growth was 11% when normalized for the above-average payoffs Niche lending businesses provide support across various economic cycles core deposit growth supports loan growth +12% LQA +11% YOY +5% LQA +8% YOY

Diversified Lending Growth Continuing To Grow Higher-Yielding C&I PORTFOLIO 3-Year Loan CAGR C&I = 18% CRE & Other = 10%

Strong and Resilient Net Interest Margin Represents $892,000 of non-accrual interest reversals in Q4. Wholesale funding defined as brokered CDs and non‐reciprocal interest‐bearing transaction accounts plus FHLB advances. Note: Peer group defined as publicly‐traded bank with total assets between $1.75 billion and $7 billion. Peer data not yet available for 4Q25. MATCH FUNDING STRATEGY SUPPORTS Long-term NIM stability Included a 10bp impact of non-accrual interest reversals

For more detailed definitions of credit quality categories, see the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025. FBIZ’s average loss rate since 2005 is approximately one-third of industry rate *Industry reflects all FDIC-insured depositories Source: FDIC.gov Superior Credit Experience Across Cycles Deep client relationships, strong underwriting, and niche lending expertise Loan growth that is C&I focused and diversified, including niche lending businesses that provide support in a weaker economy Historical loss experience is favorable to industry

Performing Portfolio Remains Strong and Stable RECENT AND FIVE-YEAR TRENDS REFLECT CONSISTENT STRENGTH OF PORTFOLIO For more detailed definitions of credit quality categories, see the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025. As of 12/31/25, 92% of the loan portfolio was classified in category I(1) and 99% of loans were current Performing Loans - Annual 2021 2022 2023 2024 2025 Current 99.9% 99.9% 99.9% 99.3% 99.4% 30-59 PD 0.1% 0.1% 0.1% 0.7% 0.5% 60-89 PD 0.0% 0.0% 0.0% 0.0% 0.0% >90 PD 0.0% 0.0% 0.0% 0.0% 0.0% Total Performing 100.0% 100.0% 100.0% 100.0% 100.0% Performing Loans - Quarterly 4Q24 1Q25 2Q25 3Q25 4Q25 Current 99.3% 99.9% 99.9% 99.8% 99.4% 30-59 PD 0.7% 0.0% 0.1% 0.1% 0.5% 60-89 PD 0.0% 0.0% 0.0% 0.0% 0.0% >90 PD 0.0% 0.0% 0.0% 0.0% 0.0% Total Performing 100.0% 100.0% 100.0% 100.0% 100.0% Performing loans comprised 99% of the Bank’s total loan portfolio as of December 31, 2025 Outside the isolated NPL, the remainder of the portfolio continues to perform as expected, with no areas of concern We continue to see ongoing strength across our markets and businesses Equipment finance transportation portfolio continues to improve and shrink CRE markets are strong Niche C&I businesses performing well and growing Credit Quality Indicators

Non-Performing Assets SINGLE BORROWER DOWNGRADE IN Q4 2025 WITH STRONG COLLATERAL POSITION For more detailed definitions of credit quality categories, see the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025. $20.4 million of CRE loans related to a single Wisconsin-based borrower were downgraded in Q4 2025 Isolated, internal management challenges limited the client’s ability to advance raw land projects to multi-family development Land is in healthy markets and appraisals exceed carrying values; no specific reserve was recorded The reduced coverage ratio is indicative of the strong collateral positions on these loans The client’s $9 million additional outstanding loans are current, well-occupied multi-family properties

Appendix SUPPLEMENTAL DATA & NON-GAAP RECONCILIATIONS

Offerings Designed Exclusively For Business And Wealth Management SERVICES THAT MEET THE EVOLVING NEEDS OF OUR GROWING CLIENT BASE

Superior Client Satisfaction Rating EXCELLENT EMPLOYEE SATISFACTION DRIVES SUPERIOR CLIENT SATISFACTION

Robust Liquidity with Stable Deposit Base Stable Core Deposit Base Substantial Liquidity Source 12/31/2025 12/31/2024 Short-term investments $8,714 $128,207 Collateral value of unencumbered pledged loans 992,398 444,453 Market value of unencumbered securities 388,474 310,125 Readily accessible liquidity $1,389,586 $882,785 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 775,851 981,463 Total liquidity $2,210,437 $1,909,248 Uninsured Deposits Collateralized Public Funds FDIC Insured 69% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances. Dollars in thousands Category 12/31/2025 12/31/2024 Uninsured deposits $1,220,177 $980,278 Collateralized public funds 68,656 6,864 FDIC insured deposits 2,091,582 2,119,998 Total deposits $3,380,415 $3,107,140 Percent insured or collateralized 66% 69%

Robust Capital Base Strong Capital Ratios (%) +16% LQ +14% YOY STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to the non-GAAP reconciliation schedule section of the Company’s Q4 earnings release.

Capital Strength 12/31/24 6/30/25 6/30/25 9/30/25 12/31/25 Total Regulatory Capital $421,639 $440,159 $440,159 $452,731 $463,447 Total Risk-Weighted Assets $3,491,626 $3,592,554 $3,592,554 $3,717,741 $3,786,460 Leverage Ratio 8.78% 8.82% 8.82% 8.87% 8.86% Common Equity Tier 1 Capital Ratio 9.10% 9.33% 9.33% 9.34% 9.48% Tier 1 Ratio 9.45% 9.66% 9.66% 9.67% 9.79% Total Capital Ratio 12.08% 12.25% 12.25% 12.18% 12.24% Total Shareholders' Equity $328,589 $344,795 $344,795 $358,319 $371,585 Tangible Common Shareholders' Equity $304,685 $320,754 $320,754 $334,286 $347,608 Total Shares Outstanding 8,293,928 8,323,470 8,323,470 8,324,387 8,325,376 Book Value Per Share $38.2 $40.0 $40.0 $41.6 $43.2 Tangible Book Value Per Share $36.7 $38.5 $38.5 $40.2 $41.8 Cash Dividends Per Share $0.25 $0.29 $0.29 $0.29 $0.29 Regulatory capital ratios remain solid including a Total Capital Ratio of 12.24% and a Tier 1 Ratio of 9.79%. Tangible book value per share increased 16% annualized from the linked quarter and 14% from the prior-year quarter. Quarterly cash dividend of $0.34 per share, representing a 17% increase over 12/31/25. Dollars in thousands, except per share data.

Diversified Lending Products Double-digit loan growth driven by stellar performance across all areas of the bank Note: Period end balances as of 9/30/2025 presented.

Product Profile We originate loans secured by commercial real estate, including owner-occupied properties, non-owner-occupied facilities, multifamily developments, 1-4 family residential developments, and construction loans for these types of buildings. As of 12/31/25, our commercial real estate portfolio (“CRE”) represented approximately 60.8% of our total gross loans and leases receivable. Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. Commercial Real Estate Lending Superior talent with business expertise building relationships in Midwest geographic footprint

Office loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with no non-performing office loans in the portfolio 85% of all office loans greater than $3 million have recourse Office loans greater than $3 million consist of 70% Class A space Office represents 9% of total loans as of 12/31/25 Majority of office loan maturity terms are 2031 and beyond All office loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Note: The office specific loan data presented in charts on this slide represents office loans greater than $3 million, which represents 78% of total office loans. Source: Q4 2025 CoStar market reports. For more detailed definitions on credit quality categories see the Company’s annual report on Form 10-K filed with the SEC on February 26, 2025. Vacancy Rates(1): Madison = 5.5% Milwaukee = 12.7% Kansas City = 10.9% National = 14.2% CRE Office Portfolio Analysis Exceptional credit quality on office loans focused in our local bank markets

Loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with 99.1% performing loans in the portfolio Represents 17% of total loans 90% of all multi-family loans have recourse All multi-family loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Source: Q4 2025 CoStar market reports. For more detailed definitions on credit quality categories see the Company’s annual report on Form 10-K filed with the SEC on February 26, 2025. Vacancy Rates(1): Madison = 6.3% Milwaukee = 5.5% Kansas City = 8.9% National = 8.5% Multi-Family Portfolio Analysis Exceptional credit quality on Multi-family loans throughout the midwest

Product Profile Target small and medium companies in a variety of industries Financings range from $250,000 to $20 million Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. C&I Lending Diversified commercial product offerings target companies nationwide

Equipment Finance Portfolio Analysis Equipment Finance (EF) loans diversified across industries EF comprised 26% of C&I loans and 10% of Total Loans at 12/31/2025 Small ticket transportation loans comprised 6.5% of EF, 1.7% of C&I, and 0.6% of Total Loans Stable asset quality in EF portfolio excluding small ticket transportation sector, which is experiencing isolated industry weakness 1. For more detailed definitions on credit quality categories see the Company’s annual report on Form 10‐Q filed with the SEC on October 31, 2025. Category IV represents non‐performing loans. Asset Quality Breakdown1 Equipment Finance excl. Transportation 12/31/2022 12/31/2023 12/31/2024 12/31/2025 Total Portfolio $147.0 MM $226.4 MM $284.3 MM $310.6 MM Category I 96% 96% 98% 99% Category II 2% 1% 0% 0% Category III 1% 1% 0% 0% Category IV 1% 2% 2% 1% Transportation 12/31/2022 12/31/2023 12/31/2024 12/31/2025 Total Portfolio $50.8 MM $60.9 MM $41.2 MM $21.6 MM Category I 98% 90% 87% 92% Category II 1% 1% 0% 0% Category III 0% 2% 0% 0% Category IV 1% 7% 13% 8% Maturing Over Time STRONG AND DIVERSIFIED PORTFOLIO; TRANSPORTATION SUB-CATEGORY SHOWING SECTOR-SPECIFIC WEAKNESS

Product Profile Target small to medium-sized companies in our Wisconsin, Kansas, and Missouri markets Comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, fraud protection, information reporting, reconciliation, and data integration solutions Technology Initiative Implemented a solution that auto-archives treasury management documentation which has immediately generated labor savings Note: Funding mix represents quarterly average balance data. Transaction Accounts include interest-bearing DDA, non-interest-bearing DDA and NOW accounts. Bank Wholesale Funding includes brokered deposits, deposits gathered through internet listing services and FHLB advances. Non-Transaction Accounts includes core CDs and money market accounts. "Cost of Funds" is a non-GAAP measure. See non-GAAP reconciliation schedules. Treasury Management Superior talent with business expertise building relationships in Midwest geographic footprint

Product Profile Fiduciary and investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation Holds full fiduciary powers and offers trust, estate, financial planning, and investment services, acting in a trustee or agent capacity as well as Employee Benefit/Retirement Plan services Also includes brokerage and custody-only services, for which we administer and safeguard assets but do not provide investment advice Technology Initiative Implementing client portal for new client onboarding Note: Total Assets Under Management & Administration represent period-end balances. Private Wealth Management Wealth management services for businesses, executives, and high net worth individuals

Non-GAAP Reconciliation

Net Operating Income

"Net Operating Income" is a non-GAAP financial measure. We believe net operating income allows investors to better assess the Company's operating expenses in relation to its top line revenue by removing the volatility that is associated with certain one-time and other discrete items. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

	For the Year Ended					
(Dollars in Thousands)	December 31, 2020	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Net income	$16,978	$35,755	$40,858	$37,027	$44,245	$50,319
Less income tax expense	(1,327)	(11,275)	(11,386)	(10,112)	(6,905)	(10,134)
Less provision for credit losses	(16,808)	5,803	3,868	(8,182)	(8,827)	(8,655)
Income before taxes and provision for credit losses (non-GAAP)	35,113	41,227	48,376	55,321	59,977	69,016
Less non-operating income						
Net gain on sale of state tax credits	275	-	-	-	-	-
Bank owned life insurance claim	-	-	809	-	-	234
Net (loss) gain on sale of securities	(4)	29	-	(45)	(8)	-
Total non-operating income (non-GAAP)	271	29	809	(45)	(8)	234
Less non-operating expense						
Net loss on repossessed assets	383	15	49	12	168	27
Amortization of other intangible assets	35	25	-	-	-	-
Contribution to First Business Charitable Foundation	-	-	809	-	-	234
SBA recourse (benefit) provision	(278)	(76)	(188)	775	(104)	(64)
Tax credit investment impairment (recovery)	2,395	-	351	-	400	339
Loss on early extinguishment of debt	744	-	-	-	-	-
Total non-operating expense (non-GAAP)	3,279	(36)	319	787	464	536
Add net tax credit benefit (non-GAAP)	969	-	338	1,206	1,630	1,648
Net operating income	$39,090	$41,162	$48,224	$57,359	$62,078	$70,966

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‘‘Cost of Funds’’ is defined as total interest expense on deposits and FHLB advances, divided by the sum of total average deposits and average FHLB advances. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our bank funding costs. The information provided below reconciles the cost of funds to its most comparable GAAP measure.                                                                                                                                                                                                                                             For the Three Months Ended (Dollars in Thousands) December 31, 2024 March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025    Interest expense on total interest-bearing deposits $24,120 $23,016 $24,257 $26,338 $25,596    Interest expense on FHLB advances 1,969 2,374 2,358 1,639 1,510    Total interest expense on deposits and FHLB advances $26,089 $25,390 $26,615 $27,977 $27,106 Average interest-bearing deposits $2,566,814 $2,642,826 $2,759,844 $2,935,362 $3,054,066 Average non-interest-bearing deposits 444,683 414,499 410,423 416,359 437,271 Average FHLB advances 270,476 305,549 284,428 207,762 189,900    Total average deposits and total average FHLB advances $3,281,969 $3,362,874 $3,454,695 $3,559,483 $3,681,237 Cost of funds 3.18% 3.02% 3.08% 3.14% 2.95% Non-GAAP Reconciliation Cost Of Funds

Investor Presentation Fourth Quarter 2025